UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

Graco Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88-11th Avenue Northeast
Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 623-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Asset Purchase Agreement

On April 2, 2012, Graco Inc. (the “Registrant”), Graco Holdings Inc., Graco Minnesota Inc. and Finishing Brands Holdings Inc. (collectively, the “Purchasers”) and Illinois Tool Works Inc. and ITW Finishing LLC (together, the “Sellers”) entered into an amendment to the Asset Purchase Agreement dated April 14, 2011 (the “Purchase Agreement”) to modify certain terms of the Purchase Agreement in connection with the closing of the Registrant’s acquisition of the Seller’s finishing businesses, which was completed on April 2, 2012, as described below in Item 2.01. The modifications are primarily intended to update certain business matters since the date of the Purchase Agreement and reflect other agreements between the Purchasers and the Sellers to facilitate closing on April 2, 2012.

Amendments to Credit Agreement and Senior Unsecured Notes

On March 27, 2012, the Registrant entered into amendments to its Credit Agreement, dated May 23, 2011, with U.S. Bank National Association, as administrative agent and a lender, and the other lenders parties thereto (the “Credit Agreement”), and its Note Agreement dated March 11, 2011 governing senior unsecured notes issued to certain affiliates, investment funds or managed accounts of Prudential Investment Management, Inc. issued on March 11, 2011 and July 26, 2011. The amendments modify the terms of the debt documents to facilitate the closing of the acquisition of the finishing businesses of the Sellers as described below in Item 2.01. The modifications permit the closing and funding of the acquisition under the terms of the FTC order to hold separate the liquid finishing businesses, modify the definition of EBITDA for purposes of calculating the Registrant’s cash flow leverage ratio and interest coverage ratio to exclude the EBITDA of certain subsidiaries held separate pursuant to the FTC order to the extent that the Registrant does not have access to the EBITDA of such subsidiaries or does not have a pledge of ownership interest of such subsidiaries, and permit the divestiture of the businesses and/or assets pursuant to the final decision and order that will be issued by the FTC. The Credit Agreement amendment also extends the term of the facility until March 27, 2017 and eliminates the requirement of the Company to receive at least $75 million in proceeds from the issuance of additional senior notes.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 2, 2012, the Registrant completed its $650 million cash acquisition of the finishing businesses of the Sellers pursuant to the Purchase Agreement, as amended by the amendment described above in Item 1.01. The Registrant previously announced that it had reached an agreement with the United States Federal Trade Commission (the “FTC”) that allowed for closing to occur while the FTC considers a settlement proposal from Graco. The Company issued a press release on April 2, 2012 announcing the closing of the acquisition, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference in this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 2, 2012, the Registrant borrowed $350 million under the Credit Agreement. The terms applicable to such borrowed amounts are described in the summary of the Credit Agreement contained in the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2011, as modified by the amendment to the Credit Agreement described above in Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by this item are not included with this initial report. The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(d)	Exhibits

2.1	First Amendment to Asset Purchase Agreement dated as of April 2, 2012 by and among Graco Inc., Graco Holdings Inc., Graco Minnesota Inc., Finishing Brands Holdings Inc., Illinois Tool Works Inc. and ITW Finishing LLC.

10.1	First Amendment to Credit Agreement dated March 27, 2012 by and among Graco Inc., the Banks signatory thereto and U.S. Bank National Association, as administrative agent.

10.2	Amendment and Restatement of Amendment No. 1 to Note Agreement dated March 27, 2012 between Graco Inc. and the Noteholders.

99.1	Press Release dated April 2, 2012.

EXHIBIT INDEX

Exhibit	Description	Method of Filing

2.1	First Amendment to Asset Purchase Agreement dated as of April 2, 2012 by and among Graco Inc., Graco Holdings Inc., Graco Minnesota Inc., Finishing Brands Holdings Inc., Illinois Tool Works Inc. and ITW Finishing LLC.	Filed Electronically

10.1	First Amendment to Credit Agreement dated March 27, 2012 by and among Graco Inc., the Banks signatory thereto and U.S. Bank National Association, as administrative agent.	Filed Electronically

10.2	Amendment and Restatement of Amendment No. 1 to Note Agreement dated March 27, 2012 between Graco Inc. and the Noteholders.	Filed Electronically

99.1	Press Release dated April 2, 2012.	Filed Electronically

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRACO INC.

By	/s/ Karen Park Gallivan
Karen Park Gallivan
Vice President, General Counsel and Secretary

Date: April 2, 2012